Exhibit 10.2

November 9, 2006

To: Enigma Software Group, Inc.

This is to confirm that, effective this date, I hereby voluntarily give back to the Enigma Software Group, Inc. the following stock option awards previously granted to me:

114,686 shares at $ 1.21 granted on May 17, 2005

And I hereby acknowledge that the remaining number of option shares available under the grant dated May 17, 2005, all of which are fully vested, is 20,238 shares.

         /s/ Colorado Stark
Signature

Employee’s name: Colorado Stark